UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2025

GRAYBAR ELECTRIC COMPANY, INC.
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	000-00255 (Commission File Number)	13-0794380 (I.R.S. Employer Identification No.)

34 North Meramec Avenue St. Louis, MO 63105 (Address of principal executive offices)

Registrant’s telephone number, including area code: (314) 573-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)On December 10, 2025, the Board of Directors of Graybar Electric Company, Inc. (the “Company”) elected Danna B. Stone, Senior Vice President - Marketing, and Andrew C. Ipson, currently Senior Vice President, Supply Chain Management (and effective January 1, 2026, Senior Vice President - Sales and Service), as directors on the Company’s Board of Directors, effective January 1, 2026.

Ms. Stone and Mr. Ipson will also serve as members of the Executive Committee of the Board of Directors. Mr. Ipson will serve as a member of the Audit Committee.

A copy of the December 10, 2025 press release announcing Ms. Stone’s and Mr. Ipson’s election is attached hereto as Exhibit 99.

Item 9.01        Financial Statements and Exhibits

(d)	Exhibits
(99)	Press release dated December 10, 2025

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAYBAR ELECTRIC COMPANY, INC.

Date:December 11, 2025	By: /s/ Matthew W. Geekie
Matthew W. Geekie
Senior Vice President, Secretary &
General Counsel